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                                                                     EXHIBIT 4.6
                              CERTIFICATE OF TRUST
                                       OF
                            METLIFE CAPITAL TRUST II


                  THIS CERTIFICATE OF TRUST of MetLife Capital Trust II (the "Trust"), dated as of May 17, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act, 12 Del. C. ss. 3801 et seq. (the "Act").

                  1. Name. The name of the business trust being formed hereby is MetLife Capital Trust II.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are:

                              Bank One Delaware, Inc.
                              Three Christina Center
                              201 North Walnut Street
                  Wilmington, New Castle County, Delaware 19801

                  3. Effective Date. This Certificate of Trust shall be
effective as of its filing with the Secretary of State of the State of Delaware.
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                  IN WITNESS WHEREOF, the undersigned, being the trustees of the
Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.


                                          BANK ONE TRUST COMPANY, N.A.,
                                               as Property Trustee

                                          By:  /s/ Sandra L. Caruba
                                               _____________________________
                                                Name:  Sandra L. Caruba
                                                Title: Vice President





                                          BANK ONE DELAWARE, INC.,
                                                 as Delaware Trustee

                                          By:  /s/ Sandra L. Caruba
                                               _______________________________
                                                Name:  Sandra L. Caruba
                                                Title: Vice President


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                                          Leland C. Launer, Jr.,
                                                as Administrative Trustee

                                          By:  /s/ Leland C. Launer, Jr.
                                                _______________________________
                                                   Leland C. Launer , Jr.



                                          Ronald D. Nirenberg, Jr.,
                                                as Administrative Trustee

                                          By:   /s/ Ronald D. Nirenberg, Jr.
                                                _______________________________
                                                    Ronald D. Nirenberg, Jr.



                                          William H. Nugent,
                                                as Administrative Trustee

                                          By:  /s/ William H. Nugent
                                                _______________________________
                                                   William H. Nugent



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